Exhibit 10.2

AMENDMENT NO. 2 AND WAIVER TO LOAN AGREEMENT

This Amendment No. 2 and Waiver to Loan Agreement (this “Agreement”), dated as of May 5, 2017, is entered into by and among GENESIS HEALTHCARE, INC., a Delaware corporation (“Ultimate Parent”), FC-GEN OPERATIONS INVESTMENT, LLC, a Delaware limited liability company (the “Borrower”), GEN OPERATIONS I, LLC, a Delaware limited liability company (“Parent”), GEN OPERATIONS II, LLC, a Delaware limited liability company (“Holdings”, and together with Ultimate Parent, Borrower and Parent, “Amendment Parties”), each of the Lenders (as defined below) party hereto and WELLTOWER INC., as Administrative Agent (in such capacity, and together with its successors and permitted assigns, “Administrative Agent”).

WHEREAS,  Amendment Parties,  Administrative Agent,  Collateral Agent and the financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to that certain Term Loan Agreement, dated as of July 29, 2016, as amended by that certain Amendment No. 1 to Loan Agreement, dated as of December 22, 2016 (as it may have been further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof prior to this Agreement, the “Existing Loan Agreement” and as amended hereby and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Administrative Agent,  Collateral Agent and the Lenders have agreed, among other things, to provide to Borrower certain loans and other financial accommodations in accordance with the terms and conditions set forth therein;

WHEREAS,  Amendment Parties have requested that Administrative Agent and the Lenders agree to amend the Existing Loan Agreement to reflect, among other things, certain revisions to the financial covenants contained therein, and to waive any non-compliance with the financial covenant set forth in Section 7.14 of the Existing Loan Agreement for the fiscal quarter ending on March 31, 2017; and

WHEREAS,  Administrative Agent and the Lenders constituting at least Required Lenders are willing to agree to Amendment Parties’ request for such amendments and waivers, subject to and in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE,  Amendment Parties,  Administrative Agent and the Lenders constituting at least Required Lenders each hereby agrees as follows:

1. Recitals; Definitions.    The foregoing recitals, including all terms defined therein, are incorporated herein and made a part hereof.  All capitalized terms used herein (including, without limitation, in the foregoing recitals) and not defined herein shall have the meanings given to such terms in the Loan Agreement and the rules of interpretation set forth in Section 1.2 thereof are incorporated herein mutatis mutandis.

2. Amendments to the Existing Loan Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 3 below:
(a) Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following defined terms, in appropriate alphabetical order:

“Second Amendment Effective Date”: means  May 5, 2017.

(b) Sections 7.13, 7.14 and 7.15 of the Existing Loan Agreement are hereby amended and restated in their entirety to read as set forth in Exhibit A hereto.

(c) Section 7.16(a) of the Existing Loan Agreement is hereby amended by replacing the words “5th Business Day” with the words “10th day”.

3. Waiver.   Subject to the terms and conditions of this Agreement, Administrative Agent and the Required Lenders hereby waive any Event of Default that may have occurred under Section 8(d) of the Existing Loan Agreement as a result of the failure to comply with the covenant set forth in Section 7.14 of the Existing Loan Agreement for the fiscal quarter ending on March 31, 2017.  The waiver set forth herein shall be limited precisely as written and relate solely to the noncompliance by the Amendment Parties with Section 7.14 of the Existing Loan Agreement (the “Waived Provision”) in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by the Amendment Parties or the Loan Parties with respect to (x) the Waived Provision in any other instance or (y) any other term, provision or condition of the Loan Agreement or any other Loan Document; or (ii) prejudice any right or remedy that Administrative Agent or any Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

4. Conditions. The effectiveness of this Agreement is subject to the following conditions, each in form and substance satisfactory to Administrative Agent:
(a) Administrative Agent shall have received a fully executed copy of this Agreement;

(b) The Lenders shall have received fully executed copies of amendments to the following documents, in form and substance reasonably satisfactory to the Lenders: (i) the ABL Credit Agreement and (ii) each Material Master Lease other than (a) that certain Master Lease Agreement dated as of December 23, 2016, between Genesis Dynasty Operations and the landlord entities party thereto and (b) that certain Master Lease dated as of November 1, 2016, among Genesis LGO Operations LLC and the landlord entities party thereto.  Each Lender hereby acknowledges receipt of the documents referred to in clauses (i) and (ii) above and each is in form and substance reasonably satisfactory to each Lender;

(c) Loan Parties shall have paid to Administrative Agent, for the benefit of the Lenders, an amendment fee equal to $299,100.69 (to be allocated to the Lenders on a pro rata basis based upon each Lender’s Loan Percentage) and all other reasonable out-of-pocket fees, costs and expenses of the Administrative Agent associated with this Agreement;

(d) Loan Parties shall have delivered a fully executed copy of the Acknowledgment dated as of May 5, 2017 in the form attached hereto as Annex I;

(e) no Default or Event of Default shall have occurred and be continuing as of the date hereof under this Agreement, the Loan Agreement or any other Loan Document; and

(f) Loan Parties shall have delivered such further documents, information, certificates, records and filings as Administrative Agent may reasonably request.

5. Reaffirmation of Loan Documents.  By executing and delivering this Agreement, each Loan Party hereby (i) reaffirms, ratifies and confirms its Obligations under the Loan Agreement, the Notes and the other Loan Documents, as applicable, (ii) agrees that this Agreement shall be a “Loan Document” under the Loan Agreement and (iii) hereby expressly agrees that the Loan Agreement, the Notes and each other Loan Document shall remain in full force and effect.

6. Reaffirmation of Grant of Security Interest in Collateral. Each Loan Party hereby expressly reaffirms, ratifies and confirms its obligations under the Guarantee and Collateral Agreement,

including its mortgage, grant, pledge and hypothecation to Administrative Agent for the benefit of the Secured Parties, of the Lien on and security interest in, all of its right, title and interest in, all of the Collateral.

7. Confirmation of Representations and Warranties; Liens; No Default.  Each Loan Party hereby confirms that (i) all of the representations and warranties set forth in the Loan Documents to which it is a party continue to be true and correct in all material respects as of the date hereof as if made on the date hereof and as if fully set forth herein, except to the extent (A) such representations and warranties by their terms expressly relate only to a prior date (in which case such representations and warranties shall be true and correct in all material respects as of such prior date) or (B) any such representation or warranty is no longer true, correct or complete due to the occurrence of one or more events that are permitted to occur (or are not otherwise prohibited) under the Loan Documents, (ii) there are no continuing Defaults or Events of Default that have not been waived or cured, (iii) subject to the terms and conditions of the Loan Documents, Administrative Agent has and shall continue to have valid, enforceable and perfected Liens on the Collateral with the priority set forth in the Intercreditor Agreement, for the benefit of the Secured Parties, pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent, for the benefit of the Secured Parties, subject only to Liens expressly permitted pursuant to Section 7.2 of the Loan Agreement, and (iv) the agreements and obligations of Borrower and each other Loan Party contained in the Loan Documents and in this Agreement constitute the legal, valid and binding obligations of Borrower and each other Loan Party, enforceable against Borrower and each other Loan Party in accordance with their respective terms, except to the extent limited by general principles of equity and by bankruptcy, insolvency, fraudulent conveyance, or other similar laws affecting creditors’ rights generally.

8. No Other Amendments.  Except as expressly set forth in this Agreement, the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect.  This Agreement shall be limited precisely and expressly as drafted and shall not be construed as consent to the amendment, restatement, modification, supplementation or waiver of any other terms or provisions of the Loan Agreement or any other Loan Document.

9. Costs and Expenses.  The payment of all fees, costs and expenses incurred by Administrative Agent in connection with the preparation and negotiation of this Agreement shall be governed by Section 10.5 of the Loan Agreement.

10. Governing Law.    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  THE JURISDICTION AND WAIVER OF RIGHT TO TRIAL BY JURY PROVISIONS IN SECTIONS 10.12 AND 10.17 OF THE LOAN AGREEMENT ARE INCORPORATED, MUTATIS MUTANDIS, HEREIN BY REFERENCE.

11. Successors/Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
12. Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

13. Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic mail in “portable document format” shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and Administrative Agent.

14. Release of Claims.  In consideration of the Lenders’ and Administrative Agent’s agreements contained in this Amendment, each Loan Party hereby releases and discharges each Lender and Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Administrative Agent, any Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or has caused the same to be executed by its duly authorized representatives as of the date first above written.

GENESIS HEALTHCARE, INC.,
as Ultimate Parent

By: /s/ Michael S. Sherman
Name:  Michael S. Sherman
Title:    Senior Vice President, Secretary and Assistant Treasurer

FC-GEN OPERATIONS INVESTMENT, LLC,

as Borrower

By: /s/ Michael S. Sherman
Name:Michael S. Sherman
Title:Senior Vice President, Secretary and Assistant Treasurer

GEN OPERATIONS I, LLC,

as Parent

By: /s/ Michael S. Sherman
Name:Michael S. Sherman
Title:Senior Vice President, Secretary and Assistant Treasurer

GEN OPERATIONS II, LLC,
as Holdings

By: /s/ Michael S. Sherman
Name:Michael S. Sherman
Title:Senior Vice President, Secretary and Assistant Treasurer

WELLTOWER INC.,
as Administrative Agent

By: /s/ Justin Skiver
Name:Justin Skiver
Title:   Authorized Signatory

HCRI TUCSON PROPERTIES, INC.,
as Lender

By: /s/ Justin Skiver

Name:Justin Skiver
Title:   Authorized Signatory

OHI MEZZ LENDER, LLC,
as Lender

By: /s/ Meghan Krull

Name:Meghan Krull
Title:Senior Vice President – Operations and Assistant Secretary